UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Hennessy Capital Investment Corp. VI

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 4, 2024

Hennessy Capital Investment Corp. VI

(Exact name of Registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775)-339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, par value $0.0001 per share	HCVI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCVIW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HCVIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, Hennessy Capital Investment Corp. VI (the “Company”) has called a special meeting of stockholders (the “Special Meeting”) to approve a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company must consummate an initial business combination (the “Extension Amendment Proposal”) from January 10, 2024 to September 30, 2024 (the “Extension”).

On January 4, 2024, the Company announced the postponement of the Special Meeting from 3:00 p.m. Eastern Time on January 8, 2024 to 3:00 p.m. Eastern Time on January 10, 2024. In connection with the postponement of the Special Meeting, the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption has been extended to 5:00 p.m. Eastern time on January 8, 2024. Stockholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled Meeting by requesting that the transfer agent return such shares by 2:00 p.m. Eastern Time on January 8, 2024.

In connection with the Special Meeting and Extension, the Company and Hennessy Capital Partners VI LLC (the “Sponsor”) intend to enter into one or more non-redemption agreements substantially in the form attached hereto as Exhibit 10.1 (the “Non-Redemption Agreements”) with one or more unaffiliated stockholders of the Company, pursuant to which such stockholders would agree not to redeem (or validly withdraw and rescind any redemption requests on) their shares of Class A common stock (the “Non-Redeemed Shares”) in connection with the Special Meeting. In consideration for the foregoing commitment not to redeem the Non-Redeemed Shares, the Sponsor will agree to transfer to such stockholders shares of Class B common stock held by the Sponsor promptly following the closing of the Company’s initial business combination (but no later than two business days thereafter) if such stockholders do not exercise their redemption rights with respect to their Non-Redeemed Shares in connection with the Special Meeting and the Extension Amendment Proposal is approved and effected by the Company’s filing with the Secretary of the State of Delaware of a Certificate of Amendment to the Charter.

The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Amendment Proposal is approved by the Company’s stockholders at the Special Meeting but will increase the amount of funds that remain in the Company’s trust account following the Special Meeting.

NO ASSURANCES ARE MADE THAT A NON-REDEMPTION INCENTIVE OF ANY KIND WILL BE OFFERED AND THE ACTUAL TERMS OF ANY NON-REDEMPTION INCENTIVE MAY DIFFER MATERIALLY FROM THE TERMS DESCRIBED HEREIN.

The foregoing description of the form of Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed hereto as Exhibit 10.1 and incorporated herein by reference.

The Company has determined that, if the Extension Amendment Proposal is approved and the Extension is implemented, it will not utilize any funds from its trust account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the public shares, including, but not limited to, in connection with a liquidation of the Company if the Company does not effect its initial business combination prior to its termination date.

Forward Looking Statements

This Current Report contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future and any other statements that are not statements of current or historical facts. In addition, any statements that refer to our intent to enter into one or more Non-Redemption Agreements in connection with the Special Meeting and the expected terms of any Non-Redemption Agreements are forward-looking statements. These forward-looking statements may be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “plans,” “may,” “might,” “plan,” “possible,” “potential,” “projects,” “predicts,” “will,” “would,” or “should,” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this Current Report, and undue reliance should not be placed on forward-looking statements. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this Current Report, those results or developments may not be indicative of results or developments in subsequent period. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please refer to those risk factors described under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2023, under “Risk Factors” section in the Company’s definitive proxy statement in connection with the Special Meeting and Extension, as filed with the SEC on December 21, 2023 (the “Definitive Proxy Statement”), and in other reports the Company files with the SEC.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension Amendment Proposal. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension Amendment Proposal. Shareholders may obtain copies of the Definitive Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC, at 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Toll-Free (800) 662-5200 or (203) 658-9400, Email: HCVI.info@investor.morrowsodali.com.

No Offer or Solicitation

This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Form of Non-Redemption Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

Date: January 4, 2024	By:	/s/ Nicholas Petruska
		Name:	Nicholas Petruska
		Title:	Chief Financial Officer

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Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of January [     ], 2024 by and among Hennessy Capital Investment Corp. VI (“HCVI”), Hennessy Capital Partners VI LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned investor[s] ([collectively,] the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds HCVI Class B common stock, par value $0.0001 per share, initially purchased in a private placement prior to HCVI’s initial public offering (the “Founder Shares”);

WHEREAS, HCVI expects to hold a special meeting of stockholders (as adjourned or postponed from time to time, the “Meeting”) for the purpose of approving, among other things, an amendment to HCVI’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which HCVI must consummate an initial business combination (the “Initial Business Combination”) from January 10, 2024 to September 30, 2024 (the “Extension”);

WHEREAS, the Charter provides that a stockholder of HCVI may elect to redeem its shares of Class A common stock, par value $0.0001 per share, initially sold as part of the units in HCVI’s initial public offering (whether they were purchased in HCVI’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Common Stock”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in HCVI’s trust account, including interest, divided by the number of then outstanding Public Shares, in connection with the proposal to amend the Charter to effectuate the Extension upon the terms and subject to the conditions set forth in the Charter (“Redemption Rights”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to the Investor, and the Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to the Investor in connection with HCVI’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to the Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to the Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, the Company and the Sponsor hereby agree as follows:

1.	Terms of Transfer.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, the Investor holds the Investor Shares (as defined below), (b) the Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to all of the Investor Shares in connection with the Meeting, and (c) the Extension is approved at the Meeting and is effected by HCVI’s filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Charter, then the Sponsor hereby agrees to assign to the Investor for no additional consideration the Assigned Securities set forth on Exhibit A, and the Sponsor further agrees to assign to the Investor the Economic Interest (as defined below) associated with the Assigned Securities that the Sponsor has agreed to assign to the Investor. “Investor Shares” shall mean an amount of the Public Shares held by the Investor equal to the lesser of an aggregate amount of (i) [ ] Public Shares, and (ii) 9.9% of the Public Shares outstanding after the Extension and the events occurring substantially concurrent therewith (it being understood that all Public Shares subject to non-redemption agreements with other HCVI stockholders similar to this Agreement on or about the date of the Meeting shall be included in such outstanding Public Shares for purposes of this subclause (ii)) ; provided, however, that if the number of Investor Shares is less than [ ], the number of Assigned Securities shall be reduced proportionately. The Sponsor and HCVI agree to provide the Investor with the final number of the Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern on the last business day before the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares).

1.2.	The Sponsor and the Investor hereby agree that the assignment of the Assigned Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) the Investor (or its permitted transferees (as provided by Section 7(c) of that certain Letter Agreement, dated September 28, 2021, by and among HCVI, the Sponsor and HCVI’s officers and directors (as it exists on the date hereof, the “Letter Agreement”)) executes a written agreement (or joinder) (pursuant to Section 7(c) of the Letter Agreement), agreeing to be bound by the transfer restrictions and the other restrictions in the Letter Agreement.

Upon the satisfaction of the foregoing conditions, as applicable, the Sponsor shall transfer the Assigned Securities to the Investor (or its permitted transferees as provided by Section 7(c) of that certain Letter Agreement) promptly following the closing of the Initial Business Combination (but no later than two business days thereafter) free and clear of any liens or other encumbrances, other than pursuant to Section 7 of the Letter Agreement, restrictions on transfer imposed by the securities laws, and any other agreement relating to the Founder Shares entered into in connection with the Initial Business Combination (which shall be no less favorable or more restrictive than what is agreed to by the Sponsor). The Sponsor and HCVI covenant and agree to facilitate such transfer to the Investor (or its permitted transferees as provided by Section 7(c) of that certain Letter Agreement) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the shares of Common Stock or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the shares of Common Stock.

1.4.	Merger or Reorganization, etc. If prior to the assignment of the Assigned Securities to the Investor, there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving HCVI in which its shares of Common Stock are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of shares of Common Stock, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, promptly after and upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or were exchanged and the Economic Interest shall be with respect to such kind and amount of securities, cash or other property.

1.5.	Forfeitures, Transfers, etc. The Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Securities. The Investor acknowledges that, pursuant to the Amended and Restated Limited Liability Company Operating Agreement of the Sponsor (as it exists on the date hereof, the “Sponsor Operating Agreement”), prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities shall not be changed or reduced as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

1.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to the Investor by transfer of book-entry shares effected through HCVI’s stock ledger and through HCVI’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to the Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to the Investor with respect to the Assigned Securities under that certain Registration Rights Agreement, dated September 28, 2021, by and among HCVI, the Sponsor and the other parties thereto (as it exists on the date hereof, the “Registration Rights Agreement”), and hereby represents and confirms to the Investor that, upon the Investor’s receipt of the Assigned Securities and compliance with the last sentence of this Section 1.7, (i) the Investor shall become a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to HCVI of such assignment in accordance with the Registration Rights Agreement (if required). The Investor shall execute a written agreement (or joinder) (pursuant to Section 5.2 of the Registration Rights Agreement), to be bound by the terms and provisions of the Registration Rights Agreement (which may be accomplished by an addendum or certificate of joinder of the Registration Rights Agreement) as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8.	Joinder to Letter Agreement and Registration Rights Agreement. In connection with the transfer of the Assigned Securities to the Investor, the Investor shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Joinder”) pursuant to which the Investor shall agree with HCVI, in accordance with Section 7 of the Letter Agreement, to be bound by, and to be subject to, Section 7 of the Letter Agreement solely with respect to its Assigned Securities and to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder. Notwithstanding anything in this Agreement or the Joinder to the contrary, the Investor shall be released with respect to the Assigned Securities from any transfer or lock-up restrictions under the Letter Agreement or the Registrations Rights Agreement to the same proportional extent as any other holders, including the Sponsor, is released from such restrictions with respect to its remaining Founder Shares.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of HCVI’s stockholders to approve the Extension at the Meeting or the determination of the Company not to proceed to effect the Extension, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of HCVI, (d) the mutual written agreement of the parties hereto; or (e) if the Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities or assign the Economic Interest to the Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2, Section 1.7 and Section 1.8 hereof and (ii) the Investor Shares not being redeemed in connection with the Meeting.

2.	Assignment of Economic Interest.

2.1.	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to the Investor all of its economic right, economic title and economic interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made with respect to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2.	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement, including the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares. The foregoing shall not apply to (i) any increase or decrease in the number of authorized Founder Shares or (ii) a reclassification of the Common Stock, in each case in connection with the closing of the Initial Business Combination.

2.3.	The Investor acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to the Investor pursuant to this Agreement.

2.4.	The Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in shares of Common Stock or other non-cash property, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then the Investor shall automatically assign its Economic Interests in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Sponsor that:

3.1.	No Government Recommendation or Approval. The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. The Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	Intent. The Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act, and the Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1.	The Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to the Investor may continue to be, subject to the transfer restrictions set forth in Section 7 of the Letter Agreement.

3.4.2.	The Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of HCVI’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.4.3.	The Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by HCVI, to waive any right that it may have to elect to have HCVI redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

3.4.4.	The Investor acknowledges and understands that the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future the Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. The Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, the Investor may be required to deliver to HCVI an opinion of counsel (including internal counsel) satisfactory to HCVI that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, the Investor agrees it will not transfer the Assigned Securities.

3.4.5.	The Investor hereby agrees only with HCVI, solely for the benefit of and, notwithstanding anything else herein, enforceable only by HCVI that it shall use commercially reasonable efforts to seek to ensure that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will allow the Investor Shares held by the Investor to be lent out or rehypothecated prior to the conclusion of the Meeting and confirms that it has notified its prime brokers with respect to this requirement and has received assurances from such prime brokers with respect to the same.

3.5.	Voting. The Investor agrees solely for the benefit of and, notwithstanding anything else herein, enforceable only by HCVI, that it will vote (or cause to be voted) all shares of Common Stock owned by the Investor and by any of its controlled affiliates, as of the applicable record date for the Meeting, in favor of the Extension and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

3.6.	Sophisticated Investor. The Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. The Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. The Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement and the Letter Agreement pertaining to transferability. The Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. The Investor has relied upon an independent investigation of HCVI and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. The Investor is familiar with the business, operations and financial condition of HCVI and has had an opportunity to ask questions of, and receive answers from, HCVI’s management concerning HCVI and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning HCVI as the Investor has requested. The Investor confirms that all documents that it has requested have been made available and that the Investor has been supplied with all of the additional information concerning this investment which the Investor has requested.

3.9.	Organization and Authority. If an entity, the Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by the Investor hereunder.

3.10.	Non-U.S. Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.11.	Authority. This Agreement has been validly authorized, executed and delivered by the Investor and (assuming due authorization, execution and delivery by the Company and the Sponsor) constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.12.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or (iii) any law, statute, rule or regulation to which the Investor is subject, or any order, judgment or decree to which the Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent the Investor from fulfilling its obligations under this Agreement.

3.13.	No Advice from the Sponsor. The Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the form of Letter Agreement with the Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, HCVI, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.14.	Reliance on Representations and Warranties. The Investor understands that the Assigned Securities are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.15.	No General Solicitation. The Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.16.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Investor in connection with the acquisition of the Assigned Securities nor is the Investor entitled to or will accept any such fee or commission.

3.17.	No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, the Investor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Investor, and the Investor disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Investor specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Sponsor.

4.	Representations and Warranties of the Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by the Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to the Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities are duly authorized, validly issued, fully paid and non-assessable. The Assigned Securities to be transferred, when transferred to the Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws).

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor Operating Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor Operating Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the transfer of the Assigned Securities and assignment of the Economic Interest in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Founder Shares representing the economic benefit of the Assigned Securities.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9.	No Pending Actions. There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

4.10.	No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, the Sponsor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Sponsor, the Meeting, the Extension or the assignment of shares of Common Stock hereunder, and the Sponsor disclaims any such representation or warranty.

5.	Trust Account. Until the earlier of (a) the consummation of HCVI’s Initial Business Combination and (b) the liquidation of the Trust Account, the Company will maintain the investment of funds held in the Trust Account in cash in an interest-bearing demand deposit account at a bank. HCVI further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with the Extension or a liquidation of HCVI if it does not effect its Initial Business Combination prior to its termination date.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or the Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by the Investor to one or more controlled affiliates thereof.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, sent by email or other electronic transmission, provided that the sender does not receive a bounce-back reply of non-delivery, sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than one business day after execution of this Agreement, HCVI will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. Upon such filing, to the knowledge of HCVI and the Sponsor, Investor shall not be in possession of any material, nonpublic information of HCVI received from any of HCVI, the Sponsor or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. HCVI agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, rule, regulation or stock exchange rule. The Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of HCVI’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving HCVI, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. HCVI shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that HCVI has provided to the Investor at any time prior to the filing of the Disclosure Document.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute the Investor and the Sponsor as, and the Sponsor acknowledges that the Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, including, but not limited to, for the purpose of acquiring, holding or disposing of securities of HCVI, or create a presumption that the Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that the Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event the Sponsor or HCVI enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and HCVI represent that the terms of such other non-redemption agreements are not materially more favorable in the aggregate to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, the Sponsor and HCVI hereby acknowledge and agree that a ratio of Investor Shares to Assigned Securities in any such other non-redemption agreement that is more favorable to any other investor party to such other agreement than such ratio in this Agreement is to Investor would be materially more favorable to such other investor. In the event that another investor is afforded any such materially more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Non-Redemption Agreement]

COMPANY:

HENNESSY CAPITAL INVESTMENT CORP. VI

By:
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

SPONSOR:

HENNESSY CAPITAL PARTNERS VI LLC

By:
Name:	Daniel J. Hennessy
Title:	Managing Member of Hennessy Capital Group LLC, the managing member of Hennessy Capital Partners VI LLC

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Assigned Securities / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
Address:	[ ] shares of Class B Common Stock	[ ] shares of Class A Common Stock
SSN/EIN:

Exhibit B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of January   , 2024 (the “Agreement”), by and among (“Investor”), Hennessy Capital Investment Corp. VI (the “Company”) and Hennessy Capital Partners VI LLC (the “Sponsor”), pursuant to which Investor acquired securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated September 28, 2021, by and among the Company, the Sponsor and the Company’s officers and directors (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to Section 7 of the Letter Agreement, and shall be bound by, and shall be subject to, the transfer restrictions set forth in Section 7 of the Letter Agreement as an Insider (as defined therein), in each case, solely with respect to its Assigned Securities, provided, however, that the Investor shall be permitted to transfer its Assigned Securities as permitted by the Letter Agreement; and (ii) shall become a party to that certain Registration Rights Agreement, dated September 28, 2021, by and among the Company, the Sponsor and the other parties thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

This joinder may be executed in two or more counterparts, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HENNESSY CAPITAL INVESTMENT CORP. VI

By:
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

21